Collaborative Agreement

This collaborative agreement (the "Agreement") is entered into this eleventh day of December 2003, by and between Integrated Environmental Technologies Ltd. ("IET"), a Nevada corporation having its principal offices at 201 East Elizabeth Street, Elizabeth City, North Carolina 27709, and Coastal Carolina University (the "University"). Together, IET and the University are the "Parties."

Recitals

WHEREAS, IET is implementing a multi-faceted business strategy based on two core proprietary technologies:

  a state of the art process that can extract superior oils from botanicals in an effective, cost-competitive and environmentally safe manner; and

  a technology for electrochemical activation (ECA) that produces solutions having potential applications ranging from destroying potentially harmful microorganisms such as salmonella and anthrax to neutralizing dangerous chemical agents; and

WHEREAS, IET is exploring the possibility of relocating its corporate offices and main research facilities to Horry County, South Carolina; and

WHEREAS, One of the critical variables that will determine whether or not the decision is made to move to Horry County, South Carolina is whether or not a framework can be established for working synergistically with the University; and

WHEREAS, the University desires to work with IET to establish a framework conducive to the relocation of IET to Horry County, South Carolina.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Terms and Conditions

  IET will move its corporate offices and main research and development operations to Horry County, South Carolina.

  In consideration of IET moving its corporate offices and main research and development operations to Horry County, South Carolina, the University agrees to perform the following to assist in the development and commercialization of IET technologies:

A. Naturol Technology

Inputs

  Identify plants that can grow in South Carolina;

  Develop approaches and methods to optimize the production of those plants as feedstock for the Naturol extraction process;

  Perform financial analysis of the supply crop(s);

  Conduct botanical research;

  Facilitate assistance to South Carolina growers through collaboration with farm extension service.

Outputs

  Evaluate extracted oils using bioassays and spectrometry and the recording/cataloging of such;

  Examine alternative applications for the oils currently targeted for processing;

  Identify markets other botanical oils whose source plant(s) that can be grown in South Carolina:

  Assist with demonstration projects involving research of botanicals.

B. Ecasol Technology

Inputs:

  Assist in optimizing the effective utilization of this technology;

  Select the most appropriate market applications for demonstration projects;

  Provide assistance in the development of "delivery systems;"

  Test and record data relative to the effectiveness of specific applications;

  Serve as Liaison with South Carolina Department of Health and Environmental Control.

  Further, IET will provide the following to support the activities of the Universities described in 2. above:

  Paid internships with undergraduate and graduate students with appropriate supervision;

  Access to all historical research (over a period of 15+ years) for faculty review and study;

  Oil extraction vessel and ECA equipment dedicated to University research requirements;

  Cooperation in exploring co-location at Coastal Carolina University to aid in technology transfer.

  Confidentiality. a. The term "Confidential Information" as used herein shall be defined as set forth in the Federal Rules of Evidence and without limiting generality thereof shall also mean all confidential and proprietary information including, but not necessarily limited to, technical information and drawings, operating procedures, production technologies, client lists, creative concepts, and business plans. The Parties agree that Confidential Information does not include information which (a) is or becomes public knowledge or publicly available; (b) is learned by the other Party from a third party entitled to disclose it; (c) was already known to the other Party as shown by prior written records; (d) is shown by prior written records of the other Party to have been independently developed by the other Party; or becomes publicly available as the result of issuance of a patent or publication of a foreign pending patent application. The Parties shall disclose Confidential Information of the other Party only if permitted to do so in writing by the Party whose Confidential Information is being disclosed.

b. Further, as used herein, the term "Confidential Information" meanstechnical or competition- related information:

  which the Disclosing Party has developed or acquired at private expense and in good faith is considered to be competitively valuable or sensitive and thus to be held in confidence from others; and

  which is furnished to the Receiving Party in written or other tangible, retainable form and is marked on each page, drawing, or sheet with the legend:

"(DISCLOSING PARTY'S) CONFIDENTIAL INFORMATION" (or equivalent), or which is disclosed orally or by demonstration and is subsequently and unambiguously identified as confidential information in a written notice that includes the date and place of disclosure and is delivered by the Disclosing Party to the Receiving Party within 20 days after such disclosure. The notice shall bear in prominent letters the following legend or its equivalent:

"NOTICE OF (DISCLOSING PARTY) CONFIDENTIAL INFORMATION"

Such information shall be deemed Confidential Information under this Agreement during this 20-day period.

  The Receiving Party agrees not to use the Confidential Information received from the Disclosing Party for a purpose other than those specified in this Agreement, restricting the disclosure of such Confidential Information within its organization solely to those employees having a need to know.

  No information, other than Confidential Information as defined herein, disclosed to the Receiving Party under this Agreement, shall be restricted as to the Receiving Party's use thereof. In the event it is necessary for the Receiving Party to provide any of the "Confidential Information" to any person or agency outside the Receiving Party's organization in order to carry out the purpose of this agreement, as set forth above, the Receiving Party shall obtain the Disclosing Party's written approval prior to such provision and shall execute a confidentiality agreement in substantially the same form as this agreement with the said person or agency and provide the Disclosing Party signed copies of such agreement prior to the provision of any "Confidential Information" to the said person or agency.

  Non-Circumvention. Neither Party shall circumvent the other Party in dealing with clients of the other Party unless mutually agreed to in writing.

  Term. Unless otherwise terminated as set forth herein, this Agreement shall continue in full force and effect for an initial term of five (5) years and may be renewed by the Parties for an additional mutually agreed upon period. However, either Party may terminate this Agreement, upon ninety (90) days prior written notice, in the event that any of the following occurrences which are not remedied after notice thereof:

  A party breaches the Agreement and does not cure such breach within thirty days after the receipt of notice thereof from the other party specifying such breach;

  Dissolution, insolvency or bankruptcy of a party whether voluntary or involuntary;

  Appointment of a Trustee or receiver for either Party;

In the event that this Agreement is terminated as a result of any of the above stated occurrences, such termination shall not take effect until a period of ninety (90) days following the terminated Party's attempt to cure the cause of the notice to terminate.

MISCELLANEOUS PROVISIONS

  Only Agreement. This Agreement expresses and contains the entire agreement between the Parties as to the subject matter herein, and supercedes any prior written or verbal understandings or agreements. Nothing in this Agreement shall be construed as granting any rights by license or otherwise from one Party to the other Party.

  Amendments. This Agreement may not be modified, amended, supplemented or waived except as agreed to in writing by the duly authorized officers of the Parties hereto, and such writing must refer specifically to this Agreement.

  Follow-through. The Parties hereto shall execute and deliver all documents, provide all information and take or forebear from all actions as may be necessary or appropriate to achieve the purposes of the Agreement.

  Succession. This Agreement is binding upon and shall inure to the benefit of heirs, executors, administrators, successors and assigns of the Parties hereto. Nothing in this Agreement shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

  Transferability. None of the rights, interests, or obligations created by this Agreement may be assigned, transferred, or delegated in whole or in part except upon the prior express written consent of the Parties hereto.

  Waiver. The failure of either Party to enforce any provision of this Agreement at any time shall not be a waiver of or obviate its right to enforce that provision in the future.

  Enforceability. If at any time and for any reason any provision of this Agreement shall be determined to be invalid for any reason, including being illegal, no other provision shall likewise be deemed to be unenforceable; rather, the balance of the Agreement shall be unaffected and enforceable.

  Notification. Any notification of one Party by the other Party concerning any provision of this Agreement shall be sent by certified mail to either the addresses first stated above or by any other means mutually agreed to in writing by the Parties, and shall be deemed effective upon receipt by such Party or by personal or courier's delivery to such address during normal business day and hours.

  Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of South Carolina, United States of America and the venue shall be held to be the location of IET's offices in the State of South Carolina.

  Draft Protection. This Agreement or any section hereof shall not be construed against the party due to the fact that said Agreement or any section thereof was drafted by the other party.

  Resolution of Disputes. If at any time during the term of this Agreement any dispute, difference or disagreement shall arise upon or in respect to the Agreement, and the meaning and construction hereof, every such dispute, difference and disagreement shall be referred to a single arbiter agreed upon by the parties. If no single arbiter can be agreed upon by the parties, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of he date first written above.

Coastal Carolina University

by:

/S/

President

Title

Integrated Environmental Technologies Ltd.

by:

/S/

_________________________

William E. Prince

Title: President and Chief Executive Officer